Exhibit 99.1

LTL Division		Supply Chain Management

VITRAN EXPRESS UNITED STATES		VITRAN LOGISTICS
2850 Kramer Drive		1201 Creditstone Road
Gibsonia, PA 15044		Concord, ON L4K 0C2
Telephone	724-449-9000	Telephone	416-798-4940
Toll Free	800-245-1244	Fax	416-798-7276
Fax	724-449-0176

Truckload Division

VITRAN EXPRESS CANADA		FRONTIER TRANSPORT
1201 Creditstone Road		1560 W. Raymond Street
Concord, ON L4K 0C2		Indianapolis, IN 46221
Telephone	416-798-4965	Telephone	317-636-1641
Toll Free	800-263-0791	Toll Free	800-326-4644
Fax	416-798-4753	Fax	317-634-0321

Corporate Executive Office

VITRAN CORPORATION INC.
185 The West Mall, Suite 701
Toronto, ON M9C 5L5
Telephone 416-596-7664
Fax 416-596-8039